Exhibit 99.1

The First Bancshares, Inc. Reports a 29.6% Increase in Quarterly Net Earnings and Declares Quarterly Dividends

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 21, 2016--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today reported net earnings available to common shareholders of $2.5 million for the first quarter of 2016, compared to net earnings available to common shareholders of $1.9 million reported for the first quarter of 2015 and $2.3 million in net earnings available to common shareholders for the fourth quarter of 2015. Diluted earnings for the first quarter of 2016 were $0.46 per common share, compared to $0.34 per common share reported for the first quarter of 2015 and $0.42 per common share reported for the fourth quarter of 2015. First quarter 2016 net earnings included $189,000 of an after tax gain on the conversion of our debit card provider. Excluding this non-operating income, operating earnings per share for the first quarter of 2016 were $0.43. Both first quarter 2015 and fourth quarter 2015 included non-operating items as well, both representing $0.02 per share in adjustments.

Significant Events during Quarter:

  Integrated The Mortgage Connection, LLC (“TMC”) which produced mortgage revenues of $444,000 during 1st Quarter 2016
  Hired new commercial team in Mobile consisting of market president and two experienced business bankers
  Signed contract for a new full service branch in Bay Minette, AL

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are excited about the strong start for 2016, posting a 29.6% increase in net income as compared to the same period in 2015. We continue to focus on broad based growth across all of our markets which is positively impacting our operating results and returns.

“The first quarter was the first full operating period for TMC, our recent acquisition in Jackson, MS. The results were well ahead of forecast in terms of both revenue and profitability.

“We also added an experienced commercial banking team in Mobile led by Todd Henderson, Market President and composed of business bankers Sam Jeffcoat and Marques Ivy. This group has approximately 50 years of in market experience and will grow our presence in the Mobile market.”

Balance Sheet

Consolidated assets increased $96.8 million or 8.5% to $1.2 billion for the quarter ended March 31, 2016. Total loans were $797.8 million at March 31, 2016 as compared to $772.5 million at December 31, 2015 representing an increase of 3.3%. Increased loan volume was spread across the real estate categories with commercial real estate experiencing the largest growth. Fundings for commercial real estate loans increased $16.8 million or 6.6% quarter over quarter divided equally between owner occupied and income producing non-owner occupied properties.

Total deposits increased $124.4 million or 13.6% to $1,041.1 million for the quarter ended March 31, 2016. This increase reflects seasonal fluctuations in our public deposit portfolio. Total deposits adjusted for seasonal public fund changes increased $7.1 million or 1.0% for quarter ended March 31, 2016.

Asset Quality

Nonperforming assets totaled $11.3 million at March 31, 2016, an increase of $0.4 million compared to $10.9 million at December 31, 2015. The ALLL/total loans ratio was 0.88% at March 31, 2016 and 0.87% at December 31, 2015. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.10% of loans at March 31, 2016. The ratio of annualized net charge-offs (recoveries) to total loans was (0.02%) for the quarter ended March 31, 2016 compared to (0.002%) for the quarter ended December 31, 2015. As noted in our first quarter 2015 10-Q, the Company had been notified that a recovery of $941,000 was more likely than not expected during 2015. We received the first installment during the second quarter of 2015 which totaled $481,000 and the second installment during the third quarter of 2015 which totaled $241,000. The remaining balance of $219,000 is expected to be received in 2016.

Energy Loans

At March 31, 2016 the company had direct energy related loans of $22.3 million, representing 2.8% of the total loan portfolio. A majority of the outstanding are secured by marine assets that operate in the Gulf of Mexico, which are under term contracts to major operators tied primarily to oil and gas production.

First Quarter 2016 vs. First Quarter 2015 Earnings Comparison

First quarter 2016 net earnings available to common shareholders totaled $2.5 million compared to $1.9 million for the first quarter of 2015. Revenues from consolidated operations increased $1,547,000 in quarterly comparison. Net interest income increased $796,000 in quarterly comparison as interest income earned on a higher volume of loans attributed to this overall increase. Noninterest income increased $633,000 in quarterly comparison for the first quarter of 2016 as compared to the first quarter of 2015 consisting mainly of increased mortgage income and gain on conversion of our debit card provider.

First quarter 2016 noninterest expenses increased $577,000, or 7.4% as compared to first quarter 2015. The largest increase in noninterest expenses was related to salaries and benefits of $523,000 of which $319,000 can be attributed to acquisition of The Mortgage Connection, LLC in December 2015.

Fully taxable-equivalent (“FTE”) net interest income totaled $9.9 million and $9.1 million for the first quarter of 2016 and 2015, respectively. The FTE net interest income increased $775,000 in prior year quarterly comparison primarily due to an increase in interest earned on loans. Purchase accounting adjustments had a difference of $21,000 on net interest income for the first quarter comparisons. First quarter 2016 net interest margin of 3.68% includes 2 bps related to purchase accounting adjustments.

Investment securities totaled $269.5 million, or 21.7% of total assets at March 31, 2016, versus $261.9 million, or 22.9% of total assets at March 31, 2015. The average volume of investment securities decreased $0.1 million in prior year quarterly comparison. The average tax equivalent yield on investment securities remained the same at 2.63%. The investment portfolio had a net unrealized gain of $3.7 million at March 31, 2016 as compared to $3.9 million at March 31, 2015.

The average yield on all earnings assets increased 10 basis points in prior year quarterly comparison, from 3.92% for the first quarter of 2015 to 4.02% for the first quarter of 2016. This increase was slightly offset by an increase in average interest expense of 2 basis points from 0.39% for the first quarter of 2015 to 0.41% for the first quarter of 2016.

First Quarter 2016 vs Fourth Quarter 2015 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $246,000 to $2.5 million.

Noninterest income increased $580,000 in sequential-quarter comparison mainly consisting of increases in mortgage income and a gain on the conversion of our debit card provider.

Noninterest expenses increased $120,000 in sequential-quarter comparison consisting of increases in salaries and benefits relating to the acquisition of The Mortgage Connection, LLC in December 2015 with decreases in other professional services, marketing and occupancy.

FTE net interest income increased $66,000 to $9.9 million from $9.8 million in sequential-quarter comparison. The $180,000 increase in loan interest income was slightly impacted negatively by accretion related to purchase accounting adjustments.

The average yield on all earnings assets decreased 11 basis points in sequential-quarter comparison, from 4.13% for the fourth quarter of 2015 to 4.02% for the first quarter of 2016.

Other Events

The Company will make a presentation at the 20th Annual Burkenroad Reports Investment Conference at the Ritz-Carlton New Orleans Hotel in New Orleans, Louisiana, Friday, April 22, 2016 at 9:30 a.m. central time. This will be an interactive session between management and those attending the conference. The presentation will be available at the company’s internet site (www.thefirstbank.com) under the Investor Relations tab.

Dividends

The Board of Directors of The First Bancshares, Inc. announced a cash dividend was declared in the amount of $0.0375 per share to be paid on its common stock on May 23, 2016 to shareholders of record as of the close of business on May 6, 2016.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in south Mississippi, Louisiana and south Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
	Quarter	Quarter	Quarter	Quarter	Quarter
EARNINGS DATA	Ended	Ended	Ended	Ended	Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Total Interest Income	$10,597	$10,417	$10,080	$10,022	$9,683
Total Interest Expense	922	804	793	806	804
Net Interest Income	9,675	9,613	9,287	9,216	8,879
FTE net interest income	9,912	9,846	9,512	9,454	9,137
Provision for loan losses	190	10	250	-	150
Non-interest income	2,483	1,903	1,982	1,854	1,850
Non-interest expense	8,395	8,275	7,977	8,092	7,818
Earnings before income taxes	3,573	3,231	3,042	2,978	2,761
Income tax expense	969	873	815	793	732
Net earnings	2,604	2,358	2,227	2,185	2,029
Dividends and accretion on preferred stock	85	85	86	86	85
Net earnings available to common shareholders	$2,519	$2,273	$2,141	$2,099	$1,944

PER COMMON SHARE DATA
Basic earnings per share	$0.47	$0.42	$0.40	$0.39	$0.36
Diluted earnings per share	0.46	0.42	0.39	0.39	0.36
Diluted earnings per share, operating*	0.43	0.40	0.39	0.39	0.34
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	16.58	16.05	15.72	15.13	15.19
Tangible common book value at period end	13.67	13.10	13.02	12.41	12.46
Market price at end of period	15.63	18.34	17.47	16.65	16.26
Shares outstanding at period end	5,432,014	5,376,665	5,376,665	5,374,415	5,374,415
Weighted average shares outstanding:
Basic	5,415,339	5,376,665	5,374,790	5,366,495	5,358,576
Diluted	5,478,703	5,449,851	5,441,980	5,424,242	5,415,100

AVERAGE BALANCE SHEET DATA
Total assets	$1,196,328	$1,131,924	$1,109,944	$1,119,648	$1,127,349
Loans and leases	779,418	757,036	731,818	728,416	705,752
Total deposits	964,681	946,849	953,229	973,776	932,401
Total common equity	87,155	84,122	82,045	79,986	79,722
Total tangible common equity*	71,297	69,514	67,492	65,334	64,967
Total equity	104,278	101,245	99,168	97,109	96,845

SELECTED RATIOS
Annualized return on avg assets	.87%	.83%	.80%	.78%	.72%
Annualized return on avg assets, operating*	.78%	.76%	.78%	.75%	.66%
Annualized return on avg common equity, operating*	10.69%	10.27%	10.44%	10.50%	9.33%
Annualized return on avg tangible common equity, oper*	13.07%	12.43%	12.69%	12.85%	11.45%
Average loans to average deposits	80.80%	79.95%	76.77%	74.80%	75.69%
Taxable-equivalent net interest margin	3.68%	3.81%	3.79%	3.71%	3.60%
Efficiency Ratio	67.73%	70.43%	69.40%	71.56%	71.16%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.88%	.87%	.90%	.88%	.83%
Nonperforming assets to tangible equity + ALLL	11.43%	11.55%	13.28%	12.33%	12.70%
Nonperforming assets to total loans + ORE	1.40%	1.40%	1.66%	1.51%	1.58%
Annualized QTD net charge-offs (recoveries) to total loans	(0.02%)	(0.002%)	(0.03%)	(0.27%)	.18%
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
BALANCE SHEET	2016	2015	2015	2015	2015
Assets
Cash and cash equivalents	$95,965	$41,259	$65,233	$62,021	$94,474
Securities available-for-sale	253,126	239,732	239,631	236,476	246,842
Securities held-to-maturity	6,851	7,092	7,233	7,651	7,829
Other investments	9,570	8,135	6,249	5,787	7,235
Total investment securities	269,547	254,959	253,113	249,914	261,906
Loans held for sale	6,095	3,974	1,058	1,864	1,657
Total loans	797,764	772,515	746,588	731,037	716,359
Allowance for loan losses	(6,982)	(6,747)	(6,734)	(6,419)	(5,928)
Loans, net	790,782	765,768	739,854	724,618	710,431
Premises and equipment	33,353	33,623	33,610	33,571	33,769
Other Real Estate	4,363	3,083	4,104	4,116	4,598
Goodwill and other intangibles	15,796	15,891	14,490	14,691	14,691
Other assets	26,050	26,574	26,387	26,953	24,622
Total assets	$1,241,951	$1,145,131	$1,137,849	$1,117,648	$1,146,148

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$194,433	$189,445	$187,542	$193,810	$203,766
Interest-bearing deposits	846,672	727,250	776,298	768,289	780,877
Total deposits	1,041,105	916,695	963,840	962,099	984,643
Borrowings	78,976	110,321	58,986	43,991	49,446
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	4,363	4,369	3,091	2,814	2,708
Total liabilities	1,134,754	1,041,695	1,036,227	1,019,214	1,047,382
Total shareholders’ equity	107,197	103,436	101,622	98,434	98,766
Total liabilities and shareholders’ equity	$1,241,951	$1,145,131	$1,137,849	$1,117,648	$1,146,148

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Interest Income:
Loans, including fees	$9,013	$8,874	$8,556	$8,461	$8,147
Investment securities	1,532	1,472	1,438	1,474	1,512
Accretion of purchase accounting adjustments	22	59	73	71	1
Other interest income	30	12	13	16	23
Total interest income	10,597	10,417	10,080	10,022	9,683

Interest Expense:
Deposits	701	657	693	704	679
Borrowings	173	131	100	102	127
Subordinated debentures	48	47	47	46	45
Accretion of purchase accounting adjustments	-	(31)	(47)	(46)	(47)
Total interest expense	922	804	793	806	804

Net interest income	9,675	9,613	9,287	9,216	8,879
Provision for loan losses	190	10	250	-	150
Net interest income after provision for loan losses	9,485	9,603	9,037	9,216	8,729

Non-interest Income:
Service charges on deposit accounts	637	674	737	591	568
Mortgage Income	645	245	341	357	334
Interchange Fee Income	644	650	611	612	571
Gain (loss) on securities, net	-	-	-	-	-
Gain on sale of premises and equipment	-	-	-	-	110
BEA award, net	-	152	-	-	-
Other charges and fees	557	182	293	294	267
Total non-interest income	2,483	1,903	1,982	1,854	1,850

Non-interest expense:
Salaries and employee benefits	5,149	4,670	4,628	4,613	4,626
Occupancy expense	1,073	1,107	1,136	1,137	1,109
FDIC premiums	244	243	241	241	241
Marketing	72	150	64	161	62
Amortization of core deposit intangibles	94	100	100	100	100
Other professional services	231	377	318	379	258
Other non-interest expense	1,532	1,628	1,490	1,461	1,422
Total Non-interest expense	8,395	8,275	7,977	8,092	7,818
Earnings before income taxes	3,573	3,231	3,042	2,978	2,761
Income tax expense	969	873	815	793	732
Net earnings	2,604	2,358	2,227	2,185	2,029
Dividends and accretion on preferred stock	85	85	86	86	85
Net earnings available to common shareholders	$2,519	$2,273	$2,141	$2,099	$1,944

Earnings per common share, diluted	$0.46	$0.42	$0.39	$0.39	$0.36
Operating earnings per common share, diluted*	$0.43	$0.40	$0.39	$0.39	$0.34
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
	Mar 31,	Percent	Dec 31,	Sept 30,	June 30,	Mar 31,	Percent
COMPOSITION OF LOANS	2016	of Total	2015	2015	2015	2015	of Total
Commercial, financial and agricultural	$126,381	15.7%	$129,197	$123,872	$116,352	$110,806	15.5%
Real estate – construction	100,386	12.5%	99,161	85,769	93,152	93,168	13.0%
Real estate – commercial	270,085	33.6%	253,309	251,631	245,537	242,969	33.8%
Real estate – residential	276,272	34.3%	272,180	265,763	259,610	254,844	35.5%
Lease Financing Receivable	2,645.3%		2,650	2,303	-	-	-
Obligations of States & subdivisions	7,034.9%		969	969	700	-	-
Consumer	14,961	1.9%	15,049	16,281	15,686	14,572	2.0%
Loans held for sale	6,095.8%		3,974	1,058	1,864	1,657	0.2%
Total loans	$803,859	100%	$776,489	$747,646	$732,901	$718,016	100%

	Mar 31,	Percent	Dec 31,	Sept 30,	June 30,	Mar 31,	Percent
COMPOSITION OF DEPOSITS	2016	of Total	2015	2015	2015	2015	of Total
Noninterest bearing	$194,433	18.7%	$189,445	$187,542	$193,810	$203,766	20.7%
NOW and other	493,319	47.4%	373,687	411,893	393,596	404,605	41.1%
Money Market/Savings	169,733	16.3%	174,090	181,861	185,033	183,048	18.6%
Time Deposits of less than $100,000	72,295	6.9%	73,865	75,022	77,815	80,606	8.2%
Time Deposits of $100,000 or more	111,325	10.7%	105,608	107,522	111,845	112,618	11.4%
Total Deposits	$1,041,105	100%	$916,695	$963,840	$962,099	$984,643	100%

	Mar 31,		Dec 31,	Sept 30,	June 30,	Mar 31,
ASSET QUALITY DATA	2016		2015	2015	2015	2015
Nonaccrual loans	$5,851		$7,368	$7,949	$6,513	$5,995
Loans past due 90 days and over	628		29	6	92	426
Total nonperforming loans	6,479		7,397	7,955	6,605	6,421
Other real estate	4,363		3,083	4,104	4,116	4,598
Nonaccrual securities	408		408	408	408	408
Total nonperforming assets	$11,250		$10,888	$12,467	$11,129	$11,427

Nonperforming assets to total assets	.91%		.95%	1.10%	1.00%	1.00%
Nonperforming assets to total loans + ORE	1.40%		1.40%	1.66%	1.51%	1.58%
ALLL to nonperforming loans	107.8%		91.21%	84.65%	97.18%	92.32%
ALLL to total loans	.88%		.87%	.90%	.88%	.83%

Quarter-to-date net charge-offs (recoveries)	$(48)		$(3)	$(65)	$(490)	$316
Annualized QTD net chg/offs (recs) to loans	(0.02%)		(0.002%)	(0.03%)	(0.27%)	.18%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015			March 31, 2015
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$189,249	$1,056	2.23%	$177,964	$1,006	2.26%	$172,478	$976	2.26%	$179,580	$991	2.21%	$184,401	$992	2.15%
Tax-exempt securities	76,795	693	3.61%	75,570	685	3.63%	74,807	662	3.54%	79,568	702	3.53%	81,717	759	3.72%
Total investment securities	266,044	1,749	2.63%	253,534	1,691	2.67%	247,285	1,638	2.65%	259,148	1,693	2.61%	266,118	1,751	2.63%
Fed funds sold	12,395	30	0.97%	405	1	0.99%	5,502	13	0.95%	6,702	16	0.95%	16,248	23	0.57%
Int bearing deposits in other banks	20,909	20	0.38%	21,601	25	0.46%	20,613	25	0.49%	24,089	19	0.32%	27,430	19	0.28%
Loans	779,418	9,035	4.64%	757,036	8,933	4.72%	731,818	8,629	4.72%	728,416	8,532	4.69%	705,752	8,148	4.62%
Total Interest earning assets	1,078,766	10,834	4.02%	1,032,576	10,650	4.13%	1,005,218	10,305	4.10%	1,018,355	10,260	4.03%	1,015,548	9,941	3.92%
Other assets	117,562			99,348			104,726			101,293			111,801
Total assets	$1,196,328			$1,131,924			$1,109,944			$1,119,648			$1,127,349

Interest-bearing liabilities:
Deposits	$777,692	$701	0.36%	$752,098	$626	0.33%	$759,939	$646	0.34%	$772,837	$658	0.34%	$736,199	$632	0.34%
Repo	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%
Fed funds purchased	782	2	1.02%	1,984	6	1.21%	661	2	1.21%	1,180	3	1.02%	108	-	0.00%
FHLB	106,352	143	0.54%	60,961	77	0.51%	37,716	50	0.53%	27,117	51	0.75%	78,892	78	0.40%

Subordinated debentures	10,310	28	1.09%	10,310	47	1.82%	10,310	47	1.82%	10,310	46	1.78%	10,310	45	1.75%
Total interest bearing liabilities	900,136	922	0.41%	830,353	804	0.39%	813,626	793	0.39%	816,444	806	0.39%	830,509	804	0.39%
Other liabilities	191,914			200,326			197,150			206,095			199,995
Shareholders' equity	104,278			101,245			99,168			97,109			96,845
Total liabilities and shareholders' equity	$1,196,328			$1,131,924			$1,109,944			$1,119,648			$1,127,349

Net interest income (TE)		$9,912	3.61%		$9,846	3.74%		$9,512	3.71%		$9,454	3.64%		$9,137	3.53%

Net interest margin			3.68%			3.81%			3.79%			3.71%			3.60%

Core net interest margin*			3.66%			3.77%			3.73%			3.66%			3.57%

FIRST BANCSHARES, INC and SUBSIDIARIES
Reconcilement of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)
	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
Per Common Share Data	2016	2015	2015	2015	2015
Book value per common share	$16.58	$16.05	$15.72	$15.13	$15.19
Effect of intangible assets per share	2.91	2.95	2.70	2.72	2.73
Tangible book value per common share	$13.67	$13.10	$13.02	$12.41	$12.46

Diluted earnings per share	$0.46	$0.42	$0.39	$0.39	$0.36
Effect of gain on debit card conversion, after-tax	(0.03)	-	-	-	-
Effect of gain on sale of bank premises, after-tax	-	-	-	-	(0.02)
Effect of BAE, after-tax	-	(0.02)	-	-	-
Effect of acquisition charges, after-tax	-	-	-	-	-
Diluted earnings per share, operating	$0.43	$0.40	$0.39	$0.39	$0.34

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
Average Balance Sheet Data	2016	2015	2015	2015	2015
Total average assets A	$1,196,328	$1,131,924	$1,109,944	$1,119,648	$1,127,349

Total equity	$104,278	$101,245	$99,168	$97,109	$96,845
Less preferred equity	17,123	17,123	17,123	17,123	17,123
Total common equity B	87,155	84,122	82,045	79,986	79,722
Less intangible assets	15,858	14,608	14,553	14,652	14,755
Tangible common equity C	$71,297	$69,514	$67,492	$65,334	$64,967

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
Core Net Interest Margin	2016	2015	2015	2015	2015
Net interest income (TE)	$9,912	$9,846	$9,512	$9,454	$9,137
Less purchase accounting adjustments	22	90	120	117	48
Net interest income, net of purchase accounting adj D	$9,890	$9,756	$9,392	$9,337	$9,089

Total average earning assets	$1,078,766	$1,032,576	$1,005,218	$1,018,355	$1,015,548
Add average balance of loan valuation discount	1,526	1,583	1,657	1,727	1,730
Avg earning assets, excluding loan valuation discount E	$1,080,292	$1,034,159	$1,006,875	$1,020,082	$1,017,278

Core net interest margin D/E	3.66%	3.77%	3.73%	3.66%	3.57%

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
Return Ratios	2016	2015	2015	2015	2015
Net earnings F	$2,604	$2,358	$2,227	$2,185	$2,029
Dividends and accretion on preferred stock	85	85	86	86	85
Net earnings available to common shareholders	2,519	2,273	2,141	2,099	1,944
Gain on debit card conversion, after-tax	(189)	-	-	-	-
Gain on sale of premises and equipment, after-tax	-	-	-	-	(84)
BAE, after-tax	-	(112)	-	-	-
Acquisition charges, after-tax	-	-	-	-	-
Net earnings available to common shareholders, oper G	$2,330	$2,161	$2,141	$2,099	$1,860

Annualized return on avg assets F/A	.87%	.83%	.80%	.78%	.72%
Annualized return on avg assets, oper G/A	.78%	.76%	.78%	.75%	.66%
Annualized return on avg common equity, oper G/B	10.69%	10.27%	10.44%	10.50%	9.33%
Annualized return on avg tangible common equity, oper G/C	13.07%	12.43%	12.69%	12.85%	11.45%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are necessarily comparable to non-GAAP performance measures that other companies may use.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer